Exhibit 99.2

ARALEZ ANNOUNCES NEW STRATEGIC DIRECTION

-Focus on Canadian Operations, supported by Toprol-XL® Franchise Revenues and Vimovo® Royalties-

-Discontinuation of U.S. Commercial Operations, with Significant Reductions in Operating Expenses-

-Actively Exploring Strategic Alternatives for Business-

Mississauga, Ontario — May 8, 2018 — Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) (“Aralez” or the “Company”) today announced that,  based on its continuing exploration and evaluation of numerous opportunities to streamline the business, reduce costs,  and improve its capital structure and liquidity, it has determined that a new strategic direction is in the best interests of the Company and its stakeholders. This strategic direction will involve (i) a focus on the Company’s strong Canadian business, supported by Toprol-XL and its authorized generic (the “Toprol-XL Franchise”) as well as Vimovo royalties, and (ii) the discontinuation of the remaining U.S. commercial business.

Despite a successful launch of Zontivity® in the U.S., the Company has concluded that the momentum from Zontivity alone is insufficient to sustain the U.S. commercial infrastructure. Additionally, the disappointing launch and subsequent discontinuation of Yosprala® as well as capital constraints impeding our ability to execute strategic business development have also contributed to our inability to fully leverage the cost of our  U.S. sales force. Consequently,  decisive actions are being taken to wind down our  U.S. commercial business immediately and ultimately close the U.S. operations.

Aralez Canada has demonstrated solid revenue performance and continues to generate positive Adjusted EBITDA1.  Going forward, Aralez Canada will focus on driving organic growth in Canada with Blexten™ and Cambia®, as well as future product and line extension launches, supported by ongoing revenue from its many other products, revenue from the Toprol-XL Franchise as well as Vimovo royalties. This new strategic direction will benefit from a significantly reduced cost structure. Following completion of the transition, Aralez expects that cash operating expenses2 will be reduced to approximately $25 million on an annualized basis. For reference, the Company’s first quarter 2018 cash operating expenses were approximately $22 million. In addition, the Company will maintain its tax efficient structure.

While these changes are intended to improve the financial profile of the Company, the Company cautions that it has very recently experienced increased generic competition with respect to the Toprol-XL Franchise, with a new generic entrant to the market, which may have a negative impact on future business. In response, the Company is  evaluating market dynamics and exploring opportunities to mitigate this risk.

The Company also continues to explore and evaluate a range of strategic business opportunities to enhance liquidity, including (i) active discussions for the continued commercialization of Zontivity with a focus on

1       As defined in our earnings press release for the quarter ended March 31, 2018, filed concurrently herewith.

2       Cash operating expenses, a non-GAAP measure, includes SG&A expenses excluding stock-based compensation, depreciation and restructuring and transaction related costs.

divesting or out-licensing the U.S. rights, (ii) active discussions to divest the U.S. rights to Yosprala, Fibricor® and Bezalip® SR, and (iii) broader strategic and refinancing alternatives for its business. To this end, Moelis & Company LLC has been engaged to serve as the Company’s financial and strategic advisor.

“We have developed a comprehensive restructuring plan focused on optimizing our Canadian portfolio and significantly reducing our cost base, strengthening the organization, and improving our balance sheet and cash flow,” said Adrian Adams, Chief Executive Officer of Aralez.   “The difficult but necessary decision to close the U.S. commercial business comes after careful assessment of our overall business and is consistent with our ongoing efforts to operate as efficiently as possible, while continuing to explore and evaluate strategic business opportunities in the interest of all stakeholders.”

Further details will be provided on the Company’s webcast later this morning, May 8, 2018 at 8:00 a.m. ET to present first quarter 2018 financial results and discuss business changes.  The Company also refers readers to its earnings press release issued concurrently with this press release and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 to be filed later today.

The Company expects to record a restructuring charge because of the implementation of this plan in 2018, mainly related to severance costs and contract termination costs related to the shutdown of the U.S. commercial business, with additional charges possible following decisions on divestments and closures of office locations.

About Aralez Pharmaceuticals Inc.

Aralez Pharmaceuticals Inc. (NASDAQ: ARLZ) (TSX: ARZ) is a  specialty pharmaceutical company focused on delivering meaningful products to improve patients’ lives while creating shareholder value by acquiring, developing and commercializing products in various specialty areas. Aralez’s Global Headquarters is in Mississauga, Ontario, Canada and the Irish Headquarters is in Dublin, Ireland. More information about Aralez can be found at www.aralez.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain statements that constitute "forward-looking statements" within the meaning of applicable securities laws. Forward-looking statements include, but are not limited to, statements regarding new strategic direction for the Company, including a focus on the Company’s strong Canadian business, supported by Toprol-XL Franchise as well as Vimovo royalties; wind down of the U.S. commercial business immediately and ultimate closure  of the U.S. business;  solid revenue and positive Adjusted EBITDA of Aralez Canada; focus on driving organic growth in Canada, as well as future product and line extension launches; objectives and benefits of the Company’s new strategic direction, including reduced cost structure, and timing thereof; expectations and estimates regarding cost savings; maintaining a tax efficient structure; increased generic competition and evaluation of market dynamics and exploring opportunities to mitigate risk; exploration and evaluation of range of strategic business opportunities to enhance liquidity, including (i) active discussions for the continued commercialization of Zontivity with a focus on divesting or out-licensing the U.S. rights, (ii) active discussions to divest the U.S. rights to Yosprala, Fibricor, and Bezalip SR and (iii) broader strategic and refinancing alternatives for its business; optimizing the Canadian portfolio and significantly reducing the cost base, strengthening the organization, and improving the balance sheet and cash flow; estimates and expectations regarding restructuring charges, including additional charges, and timing thereof; the Company’s strategies, plans, objectives, goals, prospects, future performance or results of current and anticipated products; and other statements that are not historical facts, and such statements are typically identified by use of terms such as "may," "will," "would," "should," "could," "expect," "plan," "intend," "anticipate," "believe," "estimate," "predict,"

"likely," "potential," "continue" or the negative or similar words, variations of these words or other comparable words or phrases, although some forward-looking statements are expressed differently.

You should be aware that the forward-looking statements included herein represent management’s current judgment and expectations, and are based on current estimates and assumptions made by management in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors that it believes are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct and, as a result, the forward-looking statements based on those estimates and assumptions could prove to be incorrect. Accordingly, actual results, level of activity, performance or achievements or future events or developments could differ materially from those expressed or implied in the forward-looking statements.

In addition, the Company’s operations involve risks and uncertainties, many of which are outside of the Company’s control, and any one or any combination of these risks and uncertainties could also affect whether the forward-looking statements ultimately prove to be correct and could cause the Company’s actual results, level of activity, performance or achievements or future events or developments to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, without limitation, risks related to the Company’s implementation of new strategic direction, including restructuring costs associated therewith and timing thereof; failure to realize the expected benefits of the Company’s initiatives to reduce costs and improve profitability, including from new strategic direction; the Company’s financing and liquidity; competition, including increased generic competition (including with respect to the Toprol-XL Franchise); strategic alternatives not being available on reasonable terms, or at all; the Company’s inability to maintain key personnel necessary to manage the business; the Company’s failure to successfully commercialize its products and product candidates; costs and delays in the development and/or approval of the Company’s product candidates, including as a result of the need to conduct additional studies or due to issues with third-party API or finished product manufacturers, or the failure to obtain such approval of the Company’s product candidates for all expected indications or in all targeted territories; with respect to certain products, dependence on reimbursement from third-party payors and the possibility of a failure to obtain coverage or reduction in the extent of reimbursement; the inability to maintain or enter into, and the risks resulting from the Company’s dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products, including the Company’s dependence on AstraZeneca AB and Horizon Pharma USA, Inc. for the sales and marketing of Vimovo and the Company’s dependence on AstraZeneca AB for the manufacture and supply of Toprol-XL and the authorized generic; the Company’s dependence on maintaining and renewing contracts with customers, distributors and other counterparties (certain of which may be under negotiation from time to time), including the Company’s inability to renew existing contracts or enter into new contracts on favorable terms, and the risks that we may not be able to maintain the Company’s existing terms with certain customers, distributors and other counterparties; the Company’s ability to protect its intellectual property and defend its patents, including if generic competitors successfully appeal the recent District Court decision with respect to certain Vimovo patents; regulatory obligations and oversight; failure to successfully identify, execute, integrate, maintain and realize expected benefits from new acquisitions, such as the acquisitions of Tribute, Zontivity and the Toprol-XL Franchise; fluctuations in the value of certain foreign currencies, including the Canadian dollar, in relation to the U.S. dollar, and other world currencies; changes in laws and regulations, including tax laws and unanticipated tax liabilities and laws and regulations regarding the pricing of pharmaceutical products; general adverse economic, market and business conditions; and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s Securities and Exchange Commission (SEC) filings and reports and Canadian securities law filings, including in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and on Form 10-Q for the three month period ended March 30,

2018, which are or will be available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, and on the Company’s website at www.aralez.com, and those described from time to time in the Company’s future reports filed with the SEC and applicable securities regulatory authorities in Canada. You should not place undue importance on forward-looking statements and should not rely upon this information as of any other date. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

Aralez Pharmaceuticals US Inc. Contact:

Nichol L. Ochsner

Executive Director, Investor Relations & Corporate Communications

609-917-9330

nochsner@aralez.com